UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2008

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 1, 2008, Xerium Technologies, Inc. (the “Company”) committed to a plan to cease production at its Huyck Wangner clothing facility in Geelong, Australia by the end of the first quarter 2009. The Company also plans to discontinue construction of its new Vietnam clothing facility. The Company intends to retain a sales and distribution operation in Australia to service customers throughout Southeast Asia, Australia, and New Zealand. The Company also plans to retain the Vietnam facility while it evaluates its long term potential.

The Company expects to record restructuring expenses of approximately $8-10 million in the fourth quarter of 2008, of which $5-6 million is principally for severance to be paid through the first half of 2009 and an impairment loss of $3-4 million based upon the Company’s evaluation under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company expects to incur $1-3 million of other restructuring costs throughout 2009 related to these announcements. The Company estimates that approximately $6-9 million of the total expenses related to these announcements will result in future cash expenditures. In addition, the Company is evaluating the future use of equipment located in Australia, and may transfer the equipment to other facilities when economically justified and, if transferred, would record expense to dismantle and move such equipment. The Company issued a press release on December 3, 2008 announcing these plans, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

This report contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results may differ materially due to a number of factors, including those factors discussed in the attached press release, and other factors discussed in the Company’s filings with the Securities and Exchange Commission, including its report on Form 10-Q for the period ended September 30, 2008, and subsequent filings. Any forward-looking statements included in this report are as of the date made and the Company does not intend to update them if its views later change. These forward- looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith.

99.1	Press Release of Xerium Technologies, Inc. dated December 3, 2008 relating to the Company’s decision to close its Australia facility and discontinue Vietnam construction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

	By:	/s/ Michael P. O’Donnell
Date: December 4, 2008	Name:	Michael P. O’Donnell
	Title:	Executive Vice President and Chief Financial Officer